UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2015

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THESTREET, INC.

(Exact name of registrant as specified in charter)

Delaware	0-25779	06-1515824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 15th Floor

New York, New York 10005

(Address of Principal Executive Offices) (Zip Code)

(212) 321-5000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 18, 2015, the Board of Directors (the “Board”) of TheStreet, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective upon its adoption by the Board on March 18, 2015. The amendment to the Bylaws (the “Amendment”) added a new Article X to select the Court of Chancery of the State of Delaware as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action or proceeding asserting a claim against the Company or any director, officer, employee or agent of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (in each case, as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the Company’s Certificate of Incorporation or Bylaws (in each case, as may be amended from time to time) or (v) any action or proceeding asserting a claim against the Company or any director, officer, employee or agent of the Company governed by the internal affairs doctrine.

The Amendment is designed to save the Company and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law are decided by Delaware courts.

The Bylaws, as amended, are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, as amended on March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC.
Date: March 19, 2015	By:	/s/ John C. Ferrara
John C. Ferrara
Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, as amended on March 18, 2015